UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
January 10, 2011
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Triangle Alternative Network, Incorporated
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(Exact Name of Registrant as Specified in Its Charter)

Delaware
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(State or Other Jurisdiction of Incorporation)

333-152376                       26-2691611
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(Commission File Number)     (IRS Employer Identification No.)

230 N. Park Blvd., Suite 104, Grapevine, TX 76051
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(Address of Principal Executive Offices)      (Zip Code)

(817) 416-2533
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(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  In the annual meeting of the Shareholders of the Registrant on January 10, 2011 Gerry Shirren, Lyle Mortensen and Tiffany Kalahiki were elected as directors.

On January 13, 2011, Tiffany Kalahiki resigned as an officer and director of the Registrant for personal reasons and not due to any disagreement with the Registrant and/or its officers and Directors.  Gerry Shirren, the current Chief Financial Officer of the Company, was appointed to serve as the Secretary of the Company.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective with the annual meeting held on January 10, 2011 the name of the Registrant was approved to be changed to Global Smart Energy, Inc. and Amended Articles of Incorporations with the State of Delaware were approved to be filed to effect the change.

The Bylaws for the Registrant were amended to provide for Majority Written Consent as set forth below in the amendment and restatement of Section 2.07 (e). Voting List and Proxies:

2.07 (e) – The majority stockholders of the Corporation, holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing, shall be permitted to execute written consents to vote upon matters set before them and shall not be required to hold annual or special meetings to vote upon such matters.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

d)    Exhibits.

No.         Exhibits

None

SIGNATURES

Pursuant  to  the  requirements  of  the Securities Exchange Act of  1934,  the registrant has duly caused this report  to  be  signed  on  its  behalf  by the undersigned hereunto duly authorized.

Date:  January 14, 2011

By:  /s/ Lyle J. Mortensen
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     Lyle J. Mortensen
     Chief Executive Officer